Exhibit 99.1

FDA CONFIRMS CARDIAMP HF II MAY SUPPORT PREMARKET APPROVAL OF CARDIAMP CELL THERAPY FOR ISCHEMIC HFrEF

SUNNYVALE, Calif. – June 5, 2026 -BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced receipt of FDA minutes from its Q-Sub Meeting with FDA Center for Biologics Evaluation and Research (CBER) on the CardiAMP Cell Therapy System for the treatment of ischemic heart failure of reduced ejection fraction (HFrEF).

The meeting minutes from FDA confirm that the ongoing CardiAMP Heart Failure II Trial may support Premarket Approval (PMA) for market clearance. PMA is the most rigorous type of device marketing application required by the agency. It is used to establish the safety and effectiveness of high-risk medical devices prior to them being approved for public use.

FDA had previously indicated that they typically like to see two well designed trials for approval, particularly in large clinical indications such as HFrEF, where there are potentially over one million patients who could benefit from CardiAMP Cell Therapy in the United States. FDA has also previously demonstrated that they consider the CardiAMP Cell Therapy System safe, as this FDA determination is required to enable the Centers for Medicare and Medicaid to reimburse as done in the CardiAMP HF trials.

“The mechanism of cell therapy driven microvascular repair appears synergistic with current strategies for guideline directed medical therapy.” said Peter Altman, PhD, BioCardia’s Chief Executive Officer. “We are working to complete this trial in the United States for PMA and submit for regulatory approval in Japan, where additional safety and efficacy evidence of CardiAMP Cell Therapy will be gathered in a Post Marketing Study.”

About CardiAMP Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure intended to increase capillary density and reduce tissue fibrosis of myocardial tissue to address microvascular dysfunction. Japan Pharmaceutical and Medical Device Agency has indicated that the clinical results from three completed clinical trials for the treatment of ischemic heart failure likely provide sufficient evidence of safety and efficacy to support a successful submission for approval.

Clinical development of the CardiAMP Cell Therapy for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information visit www.biocardia.com.

Upcoming Catalysts in 2026:

●	CardiAMP HF Manuscript Published
●	CardiAMP HF Japan PMDA Submission Q4 2026

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to submission for and subsequent market clearance of the CardiAMP Cell Therapy. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120